Exhibit 23.1

When the recapitalization referred to in Note 1(w) of the Notes to Consolidated Financial Statements has been consummated, we will be in a position to render the following consent.

/s/ KPMG LLP

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Globus Medical, Inc.:

We consent to the use of our report dated March 28, 2012 included, except as to Note 1(w), which is as of                  , 2012, herein and to the reference to our firm under the heading “Experts” in the prospectus.

Philadelphia, Pennsylvania

July 16, 2012